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                                 TRUST AGREEMENT



                                     BETWEEN


                   THE CIT GROUP SECURITIZATION CORPORATION II

                                     SELLER


                                       AND


                         ------------------------------

                                  OWNER TRUSTEE





                          DATED AS OF February 1, 1996



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     TRUST AGREEMENT, dated as of February 1, 1996, between THE CIT GROUP
SECURITIZATION CORPORATION II, a Delaware corporation, as Seller, and ____________________________, a Delaware banking corporation, as Owner Trustee.

     The Seller and the Owner Trustee hereby agree as follows:

                                    ARTICLE I
                   DEFINITIONS AND INCORPORATION BY REFERENCE

     SECTION 1.1 Definitions. Certain capitalized terms used in this Agreement shall have the respective meanings assigned to them in the Sale and Servicing Agreement of even date herewith, among the Seller, the Servicer and the Trust (the "Sale and Servicing Agreement"). All references herein to "the Agreement" or "this Agreement" are to the Trust Agreement, and all references herein to Articles, Sections and subsections are to Articles, Sections and subsections of this Agreement unless otherwise specified.


                                   ARTICLE II
                                  ORGANIZATION

     SECTION 2.1 Name. The Trust created hereby shall be known as "CIT RV Owner Trust 1996-A" in which name the Owner Trustee may conduct the business of the Trust, make and execute contracts and other instruments on behalf of the Trust and sue and be sued on behalf of the Trust.

     SECTION 2.2 Office. The office of the Trust shall be in care of the Owner Trustee at the Corporate Trust Office or at such other address as the Owner Trustee may designate by written notice to the Certificate Owners and the Seller.

     SECTION 2.3 Purposes and Powers. The purpose of the Trust is to engage in the following activities:

          (i) to issue the Notes pursuant to the Indenture and the Certificates pursuant to this Agreement, and to sell, transfer or exchange the Notes and the Certificates;

          (ii) with the proceeds of the sale of the Notes and the Certificates to fund the Capitalized Interest Account and the Pre-Funding Account and to pay the organizational, start-up and transactional expenses of the Trust and to pay the balance of the proceeds to the Seller pursuant to the Sale and Servicing Agreement;

          (iii) to acquire, manage and hold the Contracts;
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          (iv) to assign, grant, transfer, pledge, mortgage and convey the Trust
     Estate pursuant to the terms of the Indenture and to hold, manage and distribute to the Certificate Owners pursuant to the terms of this Agreement and the Sale and Servicing Agreement any portion of the Trust Estate released from the lien of, and remitted to the Trust pursuant to, the Indenture;

          (v) to enter into and perform its obligations and exercise its rights under the Basic Documents to which it is to be a party;

          (vi) to engage in those activities, including entering into agreements, that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith;

          (vii) to hold and administer the Certificate Distribution Account and Cash Collateral Account and apply the proceeds thereof as provided in the Sale and Servicing Agreement;

          (viii) to acquire Subsequent Contracts from the Seller from time to time with funds on deposit in the Pre-Funding Account; and

          (ix) subject to compliance with the Basic Documents, to engage in such other activities as may be required in connection with conservation of the Owner Trust Estate and the making of distributions to the Certificateholders and the Noteholders.

The Trust is hereby authorized to engage in the foregoing activities and shall not engage in any activity other than in connection with the foregoing or other than as required or authorized by the terms of this Agreement or the Basic Documents.

     SECTION 2.4 Appointment of Owner Trustee. The Seller hereby appoints the Owner Trustee as trustee of the Trust effective as of the date hereof, to have all the rights, powers and duties set forth herein.

     SECTION 2.5 Initial Capital Contribution of Owner Trust Estate. The Seller hereby sells, assigns, transfers, conveys and sets over to the Owner Trustee, as of the date hereof, the sum of $10. The Owner Trustee hereby acknowledges receipt in trust from the Seller, as of the date hereof, of the foregoing contribution, which shall constitute the initial Owner Trust Estate and shall be deposited in the Certificate Distribution Account.

     SECTION 2.6 Declaration of Trust. The Owner Trustee hereby declares that it shall hold the Owner Trust Estate in trust upon and subject to the conditions set forth herein for the use and benefit of the Certificate Owners, subject to the obligations of the Trust under the Basic Documents. It is the intention of the parties hereto that the Trust constitute a business trust under the Business Trust Statute and that this Agreement constitute the governing instrument of such business trust. It is the intention of the parties hereto that, solely for purposes of federal income taxes, state and local income and franchise taxes and

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any other taxes imposed upon, measured by, or based upon gross or net income, the Trust shall be treated as a partnership. The parties agree that, unless otherwise required by appropriate tax authorities, the Trust shall file or cause to be filed annual or other necessary returns, reports and other forms consistent with the characterization of the Trust as a partnership for such tax purposes. Effective as of the date hereof, the Owner Trustee shall have all rights, powers and duties set forth herein and in the Business Trust Statute with respect to accomplishing the purposes of the Trust.

     SECTION 2.7 Transfer of Interest to [               ]; Liability of
[               ].

     (a) On the Closing Date, the Seller shall and does hereby transfer and
assign its entire interest in the Trust to [               ] and
[               ] shall otherwise in addition purchase a 1% interest in the
Trust (the "GP Interest"). The holder of the GP Interest (which initially shall
be [               ]) shall pay organizational expenses of the Trust as they may arise or shall, upon the request of the Owner Trustee, promptly reimburse the Owner Trustee for any such expenses paid by the Owner Trustee. The holder of the GP Interest shall be liable directly to and shall indemnify the injured party for all losses, claims, damages, liabilities and expenses of the Trust (including Expenses, to the extent not paid out of the Owner Trust Estate) to the extent that the holder of the GP Interest would be liable if the Trust were a partnership under the Delaware Revised Uniform Limited Partnership Act in which the holder of the GP Interest were a general partner; provided, however, that the holder of the GP Interest shall not be liable for (i) any losses incurred by a Certificateholder or a Certificate Owner in its capacity as an investor in the Certificates or by a Noteholder or Note Owner in its capacity as an investor in the Notes, (ii) any losses, claims, damages, liabilities and expenses arising out of the imposition by any taxing authority of any federal, state or local income or franchise taxes, or any other taxes imposed on or measured by gross or net income, gross or net receipts, capital, net worth and similar items (including any interest, penalties or additions with respect thereto) upon the Certificateholders, the Certificate Owners, the Noteholders, the Note Owners, the Owner Trustee or the Indenture Trustee (including any liabilities, costs or expenses with respect thereto) with respect to the Contracts not specifically indemnified or represented to hereunder or (iii) any obligations or liabilities of the Trust or the Owner Trustee under, in connection with or pursuant to the Cash Collateral Agreement. In addition, any third party creditors of the Trust (other than in connection with the obligations described in the preceding sentence for which the holder of the GP Interest shall not be liable) shall be deemed third party beneficiaries of this subsection 2.7(a). The obligations of the holder of the GP Interest under this subsection 2.7(a) shall be evidenced by the Certificates issued pursuant to
Section 3.10, which for purposes of the Business Trust Statute shall be deemed to be a separate class of Certificates from all other Certificates issued by the Trust; provided, however, that the rights and obligations evidenced by all Certificates, regardless of class, shall, except as provided in this subsection 2.7(a), be identical.

     (b) No Certificate Owner, other than to the extent set forth in subsection 2.7(a) with respect to the holder of the GP Interest, shall have any personal liability for any liability or obligation of the Trust.

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     (c) No Certificate Owner, including the holder of the GP Interest, shall have the right to exercise any control of the Trust other than to the extent of its percentage ownership of the Certificates as provided herein.

     SECTION 2.8 Title to Trust Property. Legal title to all the Owner Trust Estate shall be vested at all times in the Trust as a separate legal entity except where applicable law in any jurisdiction requires title to any part of the Owner Trust Estate to be vested in a trustee or trustees, in which case title shall be deemed to be vested in the Owner Trustee, a co-trustee and/or a separate trustee, as the case may be, for the benefit of the Trust.

     SECTION 2.9 Situs of Trust. The Trust shall be located and administered in the State of Delaware. All bank accounts maintained by the Owner Trustee on behalf of the Trust shall be located in the State of Delaware or the State of New York. The Trust shall not have any employees in any state other than Delaware or New York; provided, however, that nothing herein shall restrict or prohibit the Owner Trustee from having employees within or without the State of Delaware. Payments shall be received by the Trust only in Delaware or New York, and payments will be made by the Trust only from Delaware or New York. The only office of the Trust shall be the Corporate Trust Office in Delaware.

     SECTION 2.10 Representations and Warranties of the Seller. The Seller hereby represents and warrants to the Owner Trustee, as of the Closing Date, that:

     (a) The Seller has been organized and is validly existing as a corporation in good standing under the laws of the State of Delaware, with power and authority to own its properties and conduct its business as such properties are presently owned and such business is presently conducted and had at all relevant times, and now has, power, authority and legal right to acquire and own the Contracts.

     (b) The Seller is duly qualified to do business as a foreign corporation in good standing, and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of property or the conduct of its business requires such qualifications.

     (c) The Seller has the power and authority to execute and deliver this Agreement and to carry out its terms, the Seller has full power and authority to sell and assign the property to be sold and assigned to and deposited with, as part of, the Trust and the Seller has duly authorized such sale and assignment to the Trust by all necessary corporate action; and the execution, delivery and performance of this Agreement have been duly authorized by the Seller by all necessary corporate action.

     (d) The consummation of the transactions contemplated by this Agreement and the fulfillment of the terms of this Agreement do not conflict with, result in any breach of any of the terms and provisions of or constitute (with or without notice or lapse of time) a default under its certificate of incorporation or by-laws of the Seller, or any indenture, agreement or other instrument to which the Seller is a party or by which it is bound, or result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any


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such indenture, agreement or other instrument (other than pursuant to or as contemplated by the Basic Documents), or violate any law or, to the best of its knowledge, any order, rule or regulation applicable to the Seller of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Seller or any of its properties.

     SECTION 2.11 Representations and Warranties of the Holder of the GP
Interest. [               ], as intended holder of the GP Interest, hereby
represents and warrants to the Owner Trustee, as of the Closing Date, that:

     (a) It has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Illinois, with power and authority to own its properties and to conduct its business as such properties are presently owned and such business is presently conducted.

     (b) It is duly qualified to do business as a foreign corporation in good standing, and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of property or the conduct of its business requires such qualifications.

     (c) It has the power and authority to execute and deliver this Agreement and to carry out its terms and the execution, delivery and performance of this Agreement has been duly authorized by all necessary corporate action.

     (d) The consummation of the transactions contemplated by this Agreement and the fulfillment of the terms of this Agreement do not conflict with, result in any breach of any of the terms and provisions of or constitute (with or without notice or lapse of time) a default under its certificate of incorporation or by-laws, or any indenture, agreement or other instrument to which it is a party or by which it is bound, or result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument (other than pursuant to or as contemplated by the Basic Documents), or violate any law or, to the best of its knowledge, any order, rule or regulation applicable to the Seller of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the it or any of its properties.

     (e) It has been duly capitalized by the delivery of a demand note (the "Demand Note") from The CIT Group Holdings, Inc. ("CIT"), which Demand Note has not been canceled, waived or terminated. The proceeds of such Demand Note have not been used and will not be used to pay (i) any of the expenses of the holder of the GP Interest in connection with the transfer contemplated by the Basic Documents or (ii) the purchase price for such Certificates purchased pursuant to
Section 2.7. Such Demand Note is enforceable against CIT, subject to its terms, and subject to the applicable bankruptcy, insolvency, moratorium, fraudulent conveyance, reorganization and similar laws now or hereafter in effect relating to creditors' rights generally and subject to the general principles of equity (whether applied in a proceeding at law or in equity).


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     SECTION 2.12 Tax Treatment. Net income of the Trust for any month as determined for Federal income tax purposes (and each item of income, gain, loss, credit and deduction entering into the computation thereof) shall be allocated:

          (a) to the extent of available net income, among the Certificateholders as of the first Record Date following the end of such month, in proportion to their ownership of principal amount of Certificates on such date, an amount of net income up to the sum of (i) the amount of monthly interest at the Pass-Through Rate to which the Certificateholders are entitled to for the related Due Period, (ii) interest on the excess, if any, of the amount of interest and principal due to the Certificateholders for the preceding Distribution Date over the amount in respect of interest at the Pass-Through Rate that is actually deposited in the Certificate Distribution Account on such preceding Distribution Date, to the extent permitted by law, at the Pass-Through Rate from such preceding Distribution Date through the current Distribution Date, and (iii) the portion of the market discount, if any, on the Contracts accrued during such month that is allocable to the excess of the initial aggregate principal amount, if any, of the Certificates over their initial aggregate issue price; and

          (b) to the holder of the GP Interest, to the extent of any remaining net income.

If the net income of the Trust for any month is insufficient for the allocations described in clause (a) above, subsequent net income shall first be allocated to make up such shortfall before being allocated as provided in clause (b). Net losses of the Trust, if any, for any month as determined for Federal income tax purposes (and each item of income, gain, loss, credit and deduction entering into the computation thereof) shall be allocated to the holder of the GP Interest to the extent the holder of the GP Interest is reasonably expected, as determined by the Servicer, to bear the economic burden of such net losses, then net losses shall be allocated among the Certificateholders as of the first Record Date following the end of such month in proportion to their ownership of principal amount of Certificates on such Record Date until the principal balance of the Certificates is reduced to zero. The holder of the GP Interest is authorized to modify the allocations in this paragraph if necessary or appropriate, in its sole discretion, for the allocations to fairly reflect the economic income, gain or loss to the holder of the GP Interest, the Certificateholders, or as otherwise required by the Code.


                                   ARTICLE III
                                THE CERTIFICATES

     SECTION 3.1 Initial Certificate Ownership. Upon the formation of the Trust by the contribution by the Seller pursuant to Section 2.5 and until the issuance of the Certificates, the Seller shall be the sole beneficiary of the Trust.

     SECTION 3.2 Form of the Certificates.


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     (a) The Certificates shall be substantially in the form set forth in
Exhibit A and shall be issued in minimum denominations of $20,000 and in integral multiples of $1,000 in excess thereof; provided, however, that (a) Certificates may be issued to the holder of the GP Interest pursuant to Section
2.7 in such denominations as to represent at least 1% of the initial Certificate Balance and (b) one Certificate may be issued in a denomination other than an integral multiple of $1,000. The Certificates shall be executed on behalf of the Trust by manual or facsimile signature of a Responsible Officer of the Owner Trustee. Certificates bearing the manual or facsimile signatures of individuals who were, at the time when such signatures shall have been affixed, authorized to sign on behalf of the Trust, shall be valid and binding obligations of the Trust, notwithstanding that such individuals or any of them shall have ceased to be so authorized prior to the authentication and delivery of such Certificates or did not hold such offices at the date of authentication and delivery of such Certificates.

     (b) The Definitive Certificates (as hereinafter defined) shall be typewritten, printed, lithographed or engraved or produced by any combination of these methods (with or without steel engraved borders) all as determined by the officers executing such Certificates, as evidenced by their execution of such Certificates.

     (c) The terms of the Certificates set forth in Exhibit A shall form part of this Agreement.

     SECTION 3.3 Execution, Authentication and Delivery. Concurrently with the sale of the Initial Contracts to the Trust pursuant to the Sale and Servicing Agreement, the Owner Trustee shall cause the Certificates in an aggregate principal amount equal to the initial Certificate Balance to be executed on behalf of the Trust, authenticated and delivered to or upon the written order of the Seller, signed by its chairman of the board, its president or any vice president, without further corporate action by the Seller, in authorized denominations. No Certificate shall entitle its holder to any benefit under this Agreement, or shall be valid for any purpose, unless there shall appear on such Certificate a certificate of authentication substantially in the form set forth in Exhibit A, executed by the Owner Trustee, or by the Owner Trustee's authenticating agent, by manual signature. Such authentication shall constitute conclusive evidence that such Certificate shall have been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication. _____________________________ is hereby appointed as the Owner Trustee's authenticating agent.

     SECTION 3.4 Registration; Registration of Transfer and Exchange of Certificates.

     (a) The Certificate Registrar shall keep or cause to be kept, at the office or agency maintained pursuant to Section 3.8, a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Owner Trustee shall provide for the registration of Certificates and of transfers and exchanges of Certificates as provided herein; provided, however, that no Certificate may be subdivided upon transfer or exchange such that the denomination of any resulting Certificate is less than $20,000. ______________________________ shall be the initial Certificate Registrar. Upon any resignation of a Certificate Registrar, the Owner Trustee shall promptly


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appoint a successor or, if it elects not to make such an appointment, assume the duties of Certificate Registrar.

     (b) Upon surrender for registration or transfer of any Certificate at the office or agency maintained pursuant to Section 3.8, the Owner Trustee shall execute on behalf of the Trust, authenticate and deliver (or shall cause its authenticating agent to authenticate and deliver), in the name of the designated transferee or transferees, one or more new Certificates in authorized denominations of a like aggregate amount dated the date of authentication by the Owner Trustee or any authenticating agent.

     (c) At the option of a Holder of Certificates, Certificates may be exchanged for other Certificates of authorized denominations of a like aggregate principal amount upon surrender of the Certificates to be exchanged at the Corporate Trust Office maintained pursuant to Section 3.8. Whenever any Certificates are so surrendered for exchange, the Owner Trustee shall execute on behalf of the Trust, authenticate and deliver (or shall cause its authenticating agent to authenticate and deliver) one or more Certificates dated the date of authentication by the Owner Trustee or any authenticating agent. Such Certificates shall be delivered to the Holder making the exchange.

     (d) Every Certificate presented or surrendered for registration of transfer or exchange shall be accompanied by a written instrument of transfer in form satisfactory to the Owner Trustee and the Certificate Registrar duly executed by the Holder or his attorney duly authorized in writing with such signature guaranteed by an "eligible guarantor institution" meeting the requirements of the Certificate Registrar, which requirements include membership or participation in the Securities Transfer Agent's Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Certificate Registrar in addition to, or in substitution for, STAMP, all in accordance with the Exchange Act. Each Certificate surrendered for registration of transfer or exchange shall be canceled and subsequently destroyed by the Owner Trustee or Certificate Registrar in accordance with its customary practice.

     (e) No service charge shall be made for any registration of transfer or exchange of Certificates, but the Owner Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

     SECTION 3.5 Mutilated; Destroyed; Lost or Stolen Certificates.

     (a) If (i) any mutilated Certificate is surrendered to the Certificate Registrar, or the Certificate Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate, and (ii) there is delivered to the Certificate Registrar, the Owner Trustee and the Trust such security or indemnity as may be required by them to hold each of them harmless, then, in the absence of notice to the Certificate Registrar or the Owner Trustee that such Certificate has been acquired by a bona fide purchaser, the Owner Trustee shall execute on behalf of the Trust and the Owner Trustee shall authenticate and deliver (or shall cause its authenticating agent to authenticate and deliver),


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in exchange for or in lieu of any such mutilated, destroyed, lost or stolen
Certificate, a replacement Certificate of a like aggregate principal amount; provided, however, that if any such destroyed, lost or stolen Certificate, but not a mutilated Certificate, shall have become or within seven days shall be due and payable, then instead of issuing a replacement Certificate the Owner Trustee may pay such destroyed, lost or stolen Certificate when so due or payable.

     (b) If, after the delivery of a replacement Certificate or payment in respect of a destroyed, lost or stolen Certificate pursuant to subsection 3.5(a), a bona fide purchaser of the original Certificate in lieu of which such replacement Certificate was issued presents for payment such original Certificate, the Owner Trustee shall be entitled to recover such replacement Certificate (or such payment) from the Person to whom it was delivered or any Person taking such replacement Certificate from such Person to whom such replacement Certificate was delivered or any assignee of such Person, except a bona fide purchaser, and shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expense incurred by the Owner Trustee in connection therewith.

     (c) In connection with the issuance of any replacement Certificate under this Section 3.5, the Owner Trustee may require the payment by the Holder of such Certificate of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other reasonable expenses (including the fees and expenses of the Owner Trustee and the Certificate Registrar) connected therewith.

     (d) Any duplicate Certificate issued pursuant to this Section 3.5 in replacement of any mutilated, destroyed, lost or stolen Certificate shall constitute an original additional contractual obligation of the Trust, whether or not the mutilated, destroyed, lost or stolen Certificate shall be found at any time or be enforced by anyone, and shall be entitled to all the benefits of this Agreement equally and proportionately with any and all other Certificates duly issued hereunder.

     (e) The provisions of this Section 3.5 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Certificates.

     SECTION 3.6 Persons Deemed Certificateholders. Prior to due presentation of a Certificate for registration of transfer, the Owner Trustee or the Certificate Registrar may treat the Person in whose name any Certificate shall be registered in the Certificate Register as the Certificateholder of such Certificate for the purpose of receiving distributions pursuant to Article V and for all other purposes whatsoever, and neither the Owner Trustee nor the Certificate Registrar shall be affected by any notice to the contrary.

     SECTION 3.7 Access to List of Certificateholders' Names and Addresses. The Owner Trustee shall furnish or cause to be furnished to the Servicer, the Seller and the holder of the GP Interest, within 15 days after receipt by the Owner Trustee of a request therefor from the Servicer, the Seller or the holder of the GP Interest in writing, a list, in such form as the Servicer, the Seller or the holder of the GP Interest may reasonably require, of the names and addresses of


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the Certificateholders as of the most recent Record Date. If three or more
Holders of Certificates or one or more Holder of Certificates evidencing not less than 25% of the Certificate Balance apply in writing to the Owner Trustee, and such application states that the applicants desire to communicate with other Certificateholders with respect to their rights under this Agreement or under the Certificates and such application is accompanied by a copy of the communication that such applicants propose to transmit, then the Owner Trustee shall, within five Business Days after the receipt of such application, afford such applicants access during normal business hours to the current list of Certificateholders. Each Holder, by receiving and holding a Certificate, shall be deemed to have agreed not to hold the Seller, the holder of the GP Interest or the Owner Trustee accountable by reason of the disclosure of its name and address, regardless of the source from which such information was derived.

     SECTION 3.8 Maintenance of Corporate Trust Office. The Owner Trustee shall maintain in the Borough of Brooklyn, the City of New York, an office or offices or agency or agencies where Certificates may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Owner Trustee in respect of the Certificates and the Basic Documents may be served. The Owner Trustee initially designates the offices of ______________________________, __________________, ________, ________ _____ as its principal office for such purposes. The Owner Trustee shall give prompt written notice to the Seller and to the Certificateholders of any change in the location of the Certificate Register or any such office or agency.

     SECTION 3.9 Appointment of Paying Agent. The Paying Agent shall make distributions to Certificateholders from the Certificate Distribution Account pursuant to Section 5.2 and make withdrawals from the Cash Collateral Account of amounts to be deposited in the Certificate Distribution Account and amounts, if any, to be paid to the holder of the GP Interest, in each case pursuant to the Sale and Servicing Agreement and amounts to be paid to the Cash Collateral Depositor pursuant to the Cash Collateral Agreement, and the Paying Agent shall report the amounts of such distributions and withdrawals to the Owner Trustee and the Servicer. Any Paying Agent shall have the revocable power to withdraw funds from the Certificate Distribution Account and/or the Cash Collateral Account for the purpose of making the distributions referred to above. The Owner Trustee may revoke such power and remove the Paying Agent if the Owner Trustee determines in its sole discretion that the Paying Agent shall have failed to perform its obligations under this Agreement in any material respect. The Paying Agent shall initially be ______________________________, and any co-paying agent chosen by the Owner Trustee, and acceptable to the Servicer. The Paying Agent shall be permitted to resign as Paying Agent upon 30 days' written notice to the Owner Trustee. If ______________________________ shall no longer be the Paying Agent, the Owner Trustee shall appoint a successor to act as Paying Agent (which shall be an Eligible Institution). The Owner Trustee shall cause such successor Paying Agent or any additional Paying Agent appointed by the Owner Trustee to execute and deliver to the Owner Trustee an instrument in which such successor Paying Agent or additional Paying Agent shall agree with the Owner Trustee that as Paying Agent, such successor Paying Agent or additional Paying Agent shall hold all sums, if any, held by it for payment to the Certificateholders in trust for the benefit of the Certificateholders entitled thereto until such sums shall be paid to such Certificateholders. The Paying Agent shall return all unclaimed


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funds to the Owner Trustee and upon removal of a Paying Agent such Paying Agent shall also return all funds in its possession to the Owner Trustee. The provisions of Sections 6.3, 6.6, 6.7 and 6.9 shall apply to the Owner Trustee also in its role as Paying Agent (if the Owner Trustee shall also act as Paying Agent), for so long as the Owner Trustee shall act as Paying Agent and, to the extent applicable, to any other paying agent appointed hereunder. Any reference in this Agreement to the Paying Agent shall include any co-paying agent unless the context requires otherwise.

     SECTION 3.10 Disposition by the Holder of the GP Interest. On and after the Closing Date, the holder of the GP Interest shall retain beneficial and record ownership of Certificates representing at least 1% of the Certificate Balance. Any attempted transfer of any Certificate that would reduce such interest of the holder of the GP Interest below 1% of the Certificate Balance shall be void. The Owner Trustee shall cause any Certificate issued to the Seller to contain a legend to such effect.

     SECTION 3.11 Book-Entry Certificates. The Certificates, upon original issuance, shall be issued in the form of a typewritten Certificate or Certificates representing Book-Entry Certificates, to be delivered to The Depository Trust Company, the initial Depository by or on behalf of the Trust; provided, however, that one Definitive Certificate may be issued to
[               ], as holder of the GP Interest pursuant to Section 2.7. Such
Certificate or Certificates (other than the Definitive Certificate issued to
[               ]) shall initially be registered on the Certificate Register in the name of Cede & Co., the nominee of the initial Depository and no Certificate Owner shall receive a definitive Certificate representing such Certificate Owner's interest in such Certificate, except as provided in Section 3.13. Unless and until definitive fully registered Certificates (the "Definitive Certificates") shall have been issued to Certificate Owners pursuant to Section 3.13:

     (a) the provisions of this Section 3.11 shall be in full force and effect;

     (b) the Certificate Registrar and the Owner Trustee shall be entitled to deal with the Depository for all purposes of this Agreement (including the payment of principal of and interest on the Certificates and the giving of instructions or directions hereunder) as the sole Holder of the Certificate, and shall have no obligation to the Certificate Owners;

     (c) to the extent that the provisions of this Section 3.11 conflict with any other provisions of this Agreement, the provisions of this Section 3.11 shall control;

     (d) the rights of the Certificate Owners shall be exercised only through the Depository and shall be limited to those established by law and agreements between such Certificate Owners and the Depository and/or the Depository Participants. Pursuant to the Certificate Depository Agreement unless and until Definitive Certificates are issued pursuant to Section 3.13, the initial Depository will make book-entry transfers among the Depository Participants and receive and transmit payments of principal of and interest on the Certificates to such Depository Participants;

     (e) whenever this Agreement requires or permits actions to be taken based upon instructions or directions of Holders of Certificates evidencing a specified percentage of the Certificate Balance, the Depository shall be deemed to represent such percentage only to the extent that it has received instructions to such effect from Certificate Owners and/or Depository Participants owning or representing, respectively, such required percentage of Certificates and has delivered such instructions to the Owner Trustee.

     SECTION 3.12 Notices to Depository. Whenever a notice or other communication to the Certificateholders is required under this Agreement, unless and until Definitive Certificates shall have been issued to Certificate Owners pursuant to Section 3.13, the Owner Trustee shall give all such notices and communications specified herein to be given to Certificateholders to the Depository and shall have no further obligation to the Certificate Owners, except to the holder of the GP Interest.

     SECTION 3.13 Definitive Certificates. If (i) the Servicer advises the Owner Trustee in writing that the Depository is no longer willing or able to properly discharge its responsibilities with respect to the Certificates, and the Servicer is unable to locate a qualified successor, (ii) the Servicer at its option advises the Owner Trustee in writing that it elects to terminate the book-entry system through the Depository, or (iii) after the occurrence of an Event of Default or an Event of Termination, Certificate Owners representing beneficial interests aggregating at least a majority of the Certificate Balance advise the Depository in writing that the continuation of a book-entry system through the Depository is no longer in the best interest of the Certificate Owners, then the Depository shall notify all Certificate Owners and the Owner Trustee of the occurrence of any such event and of the availability of Definitive Certificates to Certificate Owners requesting the same. Upon surrender to the Owner Trustee of the typewritten Certificate or Certificates representing the Book-Entry Certificates by the Depository, accompanied by registration instructions, the Owner Trustee shall execute and authenticate the Definitive Certificates in accordance with the instructions of the Depository. Neither the Certificate Registrar nor the Owner Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Certificates, the Owner Trustee shall recognize the Holders of the Definitive Certificates as Certificateholders.

     SECTION 3.14 Seller as Certificateholder. The Seller in its individual or any other capacity may become the owner or pledgee of Certificates and may otherwise deal with the Owner Trustee or its Affiliates as if it were not the Seller.

                                   ARTICLE IV
                            ACTIONS BY OWNER TRUSTEE

     SECTION 4.1 Prior Notice to Certificateholders with Respect to Certain Matters. The Owner Trustee shall not take action with respect to the following matters, unless (i) the Owner Trustee shall have notified the Certificateholders in writing of the proposed action at least 30 days before the taking of such action, and (ii) the Certificateholders shall not have notified the Owner Trustee in writing prior to the 30th day after such notice is given that such Certificateholders have withheld consent or provided alternative direction:

     (a) the initiation of any material claim or lawsuit by the Trust (except claims or lawsuit brought in connection with the collection of payments due on the Contracts) and the compromise of any material action, claim or lawsuit brought by or against the Trust (except with respect to the aforementioned claims or lawsuits for collection of payments due on the Contracts);

     (b) the election by the Trust to file an amendment to the Certificate of Trust (unless such amendment is required to be filed under the Business Trust Statute), a conformed copy of which is attached hereto as Exhibit B;

     (c) the amendment of the Indenture by a supplemental indenture in circumstances where the consent of any Noteholder is required;

     (d) the amendment of the Indenture by a supplemental indenture in circumstances where the consent of any Noteholder is not required and such amendment materially adversely affects the interest of the Certificateholders;

     (e) the amendment, change or modification of the Sale and Servicing Agreement, except to cure any ambiguity or defect or to amend or supplement any provision in a manner that would not materially adversely affect the interests of the Certificateholders or in circumstances in which the Sale and Servicing Agreement expressly provides that the consent of the Certificateholders is not required; or

     (f) the appointment pursuant to the Indenture of a successor Note Registrar, Paying Agent or Indenture Trustee or pursuant to this Agreement of a successor Certificate Registrar, or the consent to the assignment by the Note Registrar, Paying Agent or Indenture Trustee or Certificate Registrar of its obligations under the Indenture or this Agreement, as applicable.

     SECTION 4.2 Action by Certificateholders with Respect to Certain Matters. The Owner Trustee shall not have the power, except upon the written direction of the Certificateholders, to (a) remove the Servicer under the Sale and Servicing Agreement pursuant to Section 9.01 thereof, (b) appoint a successor Servicer pursuant to Section 9.02 of the Sale and Servicing Agreement, or (c) except as expressly provided in the Basic Documents, sell the Contracts or any interest therein after the termination of the Indenture.

     SECTION 4.3 Action by Certificateholders with Respect to Bankruptcy. The Owner Trustee shall not have the power to commence a voluntary proceeding in bankruptcy relating to the Trust without the unanimous prior approval of all Holders of Certificates (including the holder of the GP Interest) and the delivery to the Owner Trustee by each such Certificateholder of a certificate certifying that such Certificateholder reasonably believes that the Trust is insolvent.

     SECTION 4.4 Restrictions on Certificateholders' Power. The Certificateholders shall not direct the Owner Trustee to take or refrain from taking any action if such action or inaction would be contrary to any obligation of the Trust or the Owner Trustee under this Agreement or any of the Basic Documents or would be contrary to Section 2.3, nor shall the Owner Trustee be obligated to follow any such direction, if given.

     SECTION 4.5 Majority Control. Except as expressly provided herein, any action that may be taken or consent that may be given or withheld by the Certificateholders under this Agreement may be taken, given or withheld by the Holders of Certificates evidencing not less than a majority of the Certificate Balance. Except as expressly provided herein, any written notice of the Certificateholders delivered pursuant to this Agreement shall be effective if signed by Holders of Certificates evidencing not less than a majority of the Certificate Balance at the time of the delivery of such notice.


                                    ARTICLE V
                   APPLICATION OF TRUST FUNDS; CERTAIN DUTIES

     SECTION 5.1 Establishment of Accounts.

     (a) On or prior to the Closing Date, the Trust shall cause the Servicer to establish and maintain, in the name of the Indenture Trustee or the Owner Trustee, as appropriate, for the benefit of the Noteholders and Certificateholders (and, in the case of the Cash Collateral Account, for the benefit of the Certificateholders and the Cash Collateral Depositor) the accounts as provided in Section 5.01 of the Sale and Servicing Agreement.

     (b) The Owner Trustee shall possess all right, title and interest in and to all funds on deposit from time to time in the Certificate Distribution Account and the Cash Collateral Account and in all proceeds thereof. Except as otherwise provided herein or in the Sale and Servicing Agreement, the Certificate Distribution Account and the Cash Collateral Account shall be under the sole dominion and control of the Owner Trustee for the benefit of the Certificateholders and, in the case of the Cash Collateral Account, for the benefit of the Certificateholders and the Cash Collateral Depositor, as their respective interests may appear. If, at any time, the Certificate Distribution Account or the Cash Collateral Account ceases to be held at an Eligible Institution, the Owner Trustee (or the Servicer on behalf of the Owner Trustee, if the Certificate Distribution Account or the Cash Collateral Account is not then held by the Owner Trustee or an Affiliate thereof) shall within 10 Business Days (or such longer period, not to exceed 30 calendar days, as to which each Rating Agency may consent) establish a new Certificate Distribution Account or Cash Collateral Account at an Eligible Institution and shall transfer any cash and/or any investments to such new Certificate Distribution Account or Cash Collateral Account, as the case may be.

     SECTION 5.2 Application of Trust Funds.

     (a) On each Distribution Date, the Owner Trustee shall (i) transfer or cause the transfer of amounts on deposit in the Cash Collateral Account to the Certificate Distribution Account pursuant to Section 5.06 of the Sale and Servicing Agreement, (ii) transfer and distribute, or cause to be transferred and distributed, amounts on deposit in the Cash Collateral Account to the holder of the GP Interest and the Cash Collateral Depositor, respectively, pursuant to
Section 5.06 of the Sale and Servicing Agreement and the applicable provisions of the Cash Collateral Agreement, respectively, on or prior to such Distribution Date, and (iii) distribute to the Certificateholders, on a pro rata basis, amounts deposited in the Certificate Distribution Account pursuant to the Sale and Servicing Agreement on or prior to such Distribution Date first in respect of interest and then in respect of principal.

     (b) On each Distribution Date, the Owner Trustee shall send to each Certificateholder the statement provided to the Owner Trustee by the Servicer pursuant to Section 5.08 of the Sale and Servicing Agreement on such Distribution Date setting forth, among other things, the amount of the distribution allocable to principal and to interest, the Certificate Balance after giving effect to such distribution, the amount of funds on deposit in the Pre-Funding Account during the Funding Period, the number and aggregate principal balance of Subsequent Contracts purchased by the Trust on the related Distribution Date during the Funding Period and the Servicer Payment with respect to such Distribution Date or Monthly Period, as applicable.

     (c) If any withholding tax is imposed on the Trust's payment (or allocations of income) to a Certificateholder, such tax shall reduce the amount otherwise distributable to the Certificateholder in accordance with this Section
5.2. The Owner Trustee is hereby authorized and directed to retain from amounts otherwise distributable to the Certificateholders sufficient funds for the payment of any tax that is legally owed by the Trust (but such authorization shall not prevent the Owner Trustee from contesting any such tax in appropriate proceedings and withholding payment of such tax, if permitted by law, pending the outcome of such proceedings). The amount of any withholding tax imposed with respect to a Certificateholder shall be treated as cash distributed to such Certificateholder at the time it is withheld by the Trust and remitted to the appropriate taxing authority. If there is a possibility that withholding tax is payable with respect to a distribution (such as a distribution to a non-U.S. Certificateholder), the Owner Trustee may in its sole discretion withhold such amounts in accordance with this subsection 5.2(c). If a Certificateholder wishes to apply for a refund of any such withholding tax, the Owner Trustee shall reasonably cooperate with such Certificateholder in making such claim so long as such Certificateholder agrees to reimburse the Owner Trustee for any out-of-pocket expenses incurred.

     (d) If the Indenture Trustee holds escheated funds for payment to the Trust pursuant to Section 3.3(e) of the Indenture, the Owner Trustee shall, upon notice from the Indenture Trustee that such funds exist, submit on behalf of the Trust an Issuer Order to the Indenture Trustee pursuant to Section 3.3(e) of the Indenture instructing the Indenture Trustee to pay such funds to or at the order of the Seller.

     SECTION 5.3 Method of Payment. Subject to subsection 7.1(c), distributions required to be made to Certificateholders on any Distribution Date shall be made to each Certificateholder of record on the immediately preceding Record Date either by wire transfer, in immediately available funds, to the account of such Holder at a bank or other entity having appropriate facilities therefor, if (i) such Certificateholder shall have provided to the Certificate Registrar appropriate written instructions at least five Business Days prior to such Record Date and such Holder's Certificates in the aggregate evidence a denomination of not less than $1,000,000 or (ii) such Certificateholder is the holder of the GP Interest, or an Affiliate thereof, or, if not, by check mailed to such Certificateholder at the address of such holder appearing in the Certificate Register; provided, however, that, unless Definitive Certificates have been issued pursuant to Section 3.13, with respect to Certificates registered on the Record Date in the name of the nominee of the Depository (initially, such nominee to be Cede & Co.), distributions will be made by wire transfer in immediately available funds to the account designated by such nominee. Notwithstanding the foregoing, the final distribution in respect of the Certificates (whether on the Certificate Final Distribution Date or otherwise) will be payable only upon presentation and surrender of such Certificate at the office or agency maintained for that purpose by the Owner Trustee pursuant to
Section 3.8.

     SECTION 5.4 Accounting and Reports to the Certificateholders. The Internal Revenue Service and Others. The Owner Trustee shall (a) maintain (or cause to be maintained) the books of the Trust on a calendar year basis on the accrual method of accounting, (b) deliver to each Certificateholder, as may be required by the Code and applicable Treasury Regulations or otherwise, such information as may be required to enable each Certificateholder to prepare its federal and state income tax returns, (c) file such tax returns relating to the Trust and make such elections as may from time to time be required or appropriate under any applicable state or federal statute or rule or regulation thereunder so as to maintain the Trust's characterization as a partnership for federal income tax purposes, (d) cause such tax returns to be signed in the manner required by law and (e) collect or cause to be collected any withholding tax as described in and in accordance with subsection 5.2(c) with respect to income or distributions to Certificateholders.

     SECTION 5.5 Signature on Returns; Tax Matters Partner. The Owner Trustee shall sign on behalf of the Trust any and all tax returns of the Trust, unless applicable law requires a Certificateholder to sign such documents, in which case such documents shall be signed by the holder of the GP Interest. To the extent one may be required, the holder of the GP Interest shall be the "tax matters partner" of the Trust pursuant to the Code.


                                   ARTICLE VI
                                THE OWNER TRUSTEE

     SECTION 6.1 Duties of Owner Trustee.

     (a) The Owner Trustee undertakes to perform such duties, and only such duties, as are specifically set forth in this Agreement and the other Basic Documents, including the administration of the Trust in the interest of the

Certificateholders, subject to the Basic Documents and in accordance with the provisions of this Agreement and the Basic Documents. No implied covenants or obligations shall be read into this Agreement.

     (b) Notwithstanding the foregoing, the Owner Trustee shall be deemed to have discharged its duties and responsibilities hereunder and under the Basic Documents to the extent the Servicer has agreed in the Sale and Servicing Agreement to perform any act or to discharge any duty of the Owner Trustee hereunder or under any Basic Document, and the Owner Trustee shall not be liable for the default or failure of the Servicer to carry out its obligations under the Sale and Servicing Agreement.

     (c) In the absence of bad faith on its part, the Owner Trustee may conclusively rely upon certificates or opinions furnished to the Owner Trustee and conforming to the requirements of this Agreement in determining the truth of the statements and the correctness of the opinions contained therein; provided, however, that the Owner Trustee shall have examined such certificates or opinions so as to determine compliance of the same with the requirements of this Agreement.

     (d) The Owner Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

          (i) this subsection 6.1(d) shall not limit the effect of subsection 6.1(a) or (b);

          (ii) the Owner Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer unless it is proved that the Owner Trustee was negligent in ascertaining the pertinent facts; and

          (iii) the Owner Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 4.1, 4.2 or 6.4.

     (e) Subject to Sections 5.1 and 5.2, monies received by the Owner Trustee hereunder need not be segregated in any manner except to the extent required by law or the Sale and Servicing Agreement and may be deposited under such general conditions as may be prescribed by law, and the Owner Trustee shall not be liable for any interest thereon.

     (f) The Owner Trustee shall not take any action that (i) is inconsistent with the purposes of the Trust set forth in Section 2.3 or (ii) would, to the actual knowledge of a Responsible Officer of the Owner Trustee, result in the Trust's becoming taxable as a corporation for federal income tax purposes. The Certificateholders shall not direct the Owner Trustee to take action that would violate the provisions of this Section 6.1 and any such direction shall be null and void.

     SECTION 6.2 Rights of Owner Trustee. The Owner Trustee is authorized and directed to execute and deliver the Basic Documents and each certificate or other document attached as an exhibit to or contemplated by the Basic Documents to which the Trust is to be a party, in such form as the Seller shall approve as evidenced conclusively by the Owner Trustee's execution thereof. In addition to the foregoing, the Owner Trustee is authorized, but shall not be obligated, to take all actions required of the Trust pursuant to the Basic Documents. The Owner Trustee is further authorized from time to time to take such action as the Servicer recommends with respect to the Basic Documents.

     SECTION 6.3 Acceptance of Trusts and Duties. Except as otherwise provided in this Article VI, in accepting the trusts hereby created _______________________________ acts solely as Owner Trustee hereunder and not in its individual capacity and all Persons having any claim against the Owner Trustee by reason of the transactions contemplated by this Agreement or any Basic Document shall look only to the Owner Trust Estate for payment or satisfaction thereof. The Owner Trustee accepts the trusts hereby created and agrees to perform its duties hereunder with respect to such trusts but only upon the terms of this Agreement. The Owner Trustee also agrees to disburse all monies actually received by it constituting part of the Owner Trust Estate upon the terms of the Basic Documents and this Agreement. The Owner Trustee shall not be liable or accountable hereunder or under any Basic Document under any circumstances, except (i) for its own negligent action, its own negligent failure to act or its own willful misconduct or (ii) in the case of the inaccuracy of any representation or warranty contained in Section 6.6 and expressly made by the Owner Trustee. In particular, but not by way of limitation (and subject to the exceptions set forth in the preceding sentence):

     (a) the Owner Trustee shall at no time have any responsibility or liability for or with respect to the legality, validity and enforceability of any Contract, or the perfection and priority of any security interest created by any Contract in any Financed Vehicle or the maintenance of any such perfection and priority, or for or with respect to the sufficiency of the Owner Trust Estate or its ability to generate the payments to be distributed to Certificateholders under this Agreement or the Noteholders under the Indenture, including, without limitation: the existence, condition and ownership of any Financed Vehicle; the existence and enforceability of any insurance thereon; the existence and contents of any Contract on any computer or other record thereof; the validity of the assignment of any Contract to the Trust or of any intervening assignment; the completeness of any Contract; the performance or enforcement of any Contract; the compliance by the Seller or the Servicer with any warranty or representation made under any Basic Document or in any related document or the accuracy of any such warranty or representation or any action of the Servicer, the Trustee or the Servicer or any subservicer taken in the name of the Owner Trustee.

     (b) the Owner Trustee shall not be liable with respect to any action taken or omitted to be taken by it in accordance with the instructions of the Servicer or any Certificateholder;

     (c) no provision of this Agreement or any Basic Document shall require the Owner Trustee to expend or risk funds or otherwise incur any financial liability in the performance of any of its rights or powers hereunder or under any Basic

Document, if the Owner Trustee shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured or provided to it;

     (d) under no circumstances shall the Owner Trustee be liable for indebtedness evidenced by or arising under any of the Basic Documents, including the principal of and interest on the Notes or the Certificate Balance of and interest on the Certificates;

     (e) the Owner Trustee shall not be responsible for or in respect of and makes no representation as to the validity or sufficiency of any provision of this Agreement or for the due execution hereof by the Seller or for the form, character, genuineness, sufficiency, value or validity of any of the Owner Trust Estate or for or in respect of the validity or sufficiency of the Basic Documents, the Notes, the Certificates (other than the certificate of authentication on the Certificates) or of any Contracts or any related documents, and the Owner Trustee shall in no event assume or incur any liability, duty or obligation to any Noteholder, to any Certificateholder or the Cash Collateral Depositor, other than as expressly provided for herein and in the Basic Documents;

     (f) the Owner Trustee shall not be liable for the default or misconduct of the Servicer, the Indenture Trustee, the Seller or the Servicer under any of the Basic Documents or otherwise and the Owner Trustee shall have no obligation or liability to perform the obligations of the Trust under this Agreement or the Basic Documents that are required to be performed by the Servicer under the Sale and Servicing Agreement or the Indenture Trustee under the Indenture; and

     (g) the Owner Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement, or to institute, conduct or defend any litigation under this Agreement or otherwise or in relation to this Agreement or any Basic Document, at the request, order or direction of any of the Certificateholders, unless such Certificateholders have offered to the Owner Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities that may be incurred by the Owner Trustee therein or thereby. The right of the Owner Trustee to perform any discretionary act enumerated in this Agreement or in any Basic Document shall not be construed as a duty, and the Owner Trustee shall not be answerable for other than its negligence or willful misconduct in the performance of any such act.

     SECTION 6.4 Action Upon Instruction by Certificateholders.

     (a) Subject to Section 4.4, the Certificateholders may by written instruction direct the Owner Trustee in the management of the Trust. Such direction may be exercised at any time by written instruction of the Certificateholders pursuant to Section 4.5.

     (b) Notwithstanding the foregoing, the Owner Trustee shall not be required to take any action hereunder or under any Basic Document if the Owner Trustee shall have reasonably determined, or shall have been advised by counsel, that such action is likely to result in liability on the part of the Owner Trustee or is contrary to the terms hereof or of any Basic Document or is otherwise contrary to law.

     (c) Whenever the Owner Trustee is unable to decide between alternative courses of action permitted or required by the terms of this Agreement or any Basic Document, or is unsure as to the application, intent, interpretation or meaning of any provision of this Agreement or the Basic Documents, the Owner Trustee shall promptly give notice (in such form as shall be appropriate under the circumstances) to the Certificateholders requesting instruction as to the course of action to be adopted, and, to the extent the Owner Trustee acts in good faith in accordance with any such instruction received, the Owner Trustee shall not be liable on account of such action to any Person. If the Owner Trustee shall not have received appropriate instructions within ten days of such notice (or within such shorter period of time as reasonably may be specified in such notice or may be necessary under the circumstances) it may, but shall be under no duty to, take or refrain from taking such action which is consistent, in its view, with this Agreement or the Basic Documents, and as it shall deem to be in the best interests of the Certificateholders, and the Owner Trustee shall have no liability to any Person for any such action or inaction.

     SECTION 6.5 Furnishing of Documents. The Owner Trustee shall furnish (a) to the Certificateholders, promptly upon receipt of a written request therefor, duplicates or copies of all reports, notices, requests, demands, certificates, financial statements and any other instruments furnished to the Owner Trustee under the Basic Documents and (b) to Noteholders, promptly upon receipt of a written request therefor, copies of the Purchase Agreement, any Subsequent Purchase Agreements, the Sale and Servicing Agreement, any Subsequent Transfer Agreements and this Agreement.

     SECTION 6.6 Representations and Warranties of Owner Trustee. The Owner Trustee hereby represents and warrants to the Seller, for the benefit of the Certificateholders, that:

     (a) It is a banking corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation.

     (b) It has full power, authority and legal right to execute, deliver and perform this Agreement, and has taken all necessary action to authorize the execution, delivery and performance by it of this Agreement.

     (c) The execution, delivery and performance by it of this Agreement (i) shall not violate any provision of any law or regulation governing the banking and trust powers of the Owner Trustee or any order, writ, judgment or decree of any court, arbitrator or governmental authority applicable to the Owner Trustee or any of its assets, (ii) shall not violate any provision of the corporate charter or by-laws of the Owner Trustee, or (iii) shall not violate any provision of, or constitute, with or without notice or lapse of time, a default under, or result in the creation or imposition of any lien on any properties included in the Trust pursuant to the provisions of any mortgage, indenture, contract, agreement or other undertaking to which it is a party, which violation, default or lien could reasonably be expected to have a materially adverse effect on the Owner Trustee's performance or ability to perform its duties as Owner Trustee under this Agreement or on the transactions contemplated in this Agreement.

     (d) The execution, delivery and performance by the Owner Trustee of this Agreement shall not require the authorization, consent or approval of, the giving of notice to, the filing or registration with, or the taking of any other action in respect of, any governmental authority or agency regulating the banking and corporate trust activities of banks or trust companies in the jurisdiction in which the Trust was formed.

     (e) This Agreement has been duly executed and delivered by the Owner Trustee and constitutes the legal, valid and binding agreement of the Owner Trustee, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditors' rights in general and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

     SECTION 6.7 Reliance; Advice of Counsel.

     (a) The Owner Trustee shall incur no liability to anyone in acting upon any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond or other document or paper believed by it to be genuine and believed by it to be signed by the proper party or parties and need not investigate any fact or matter in any such document. The Owner Trustee may accept a certified copy of a resolution of the board of directors or other governing body of any corporate party as conclusive evidence that such resolution has been duly adopted by such body and that the same is in full force and effect. As to any fact or matter the method of the determination of which is not specifically prescribed herein, the Owner Trustee may for all purposes hereof rely on a certificate, signed by the president or any vice president or by the treasurer or other authorized officers of the relevant party, as to such fact or matter, and such certificate shall constitute full protection to the Owner Trustee for any action taken or omitted to be taken by it in good faith in reliance thereon.

     (b) In the exercise or administration of the trusts hereunder and in the performance of its duties and obligations under this Agreement or the Basic Documents, the Owner Trustee: (i) may act directly or through its agents, attorneys, custodians or nominees pursuant to agreements entered into with any of them, and the Owner Trustee shall not be liable for the conduct or misconduct of such agents, attorneys, custodians or nominees if such agents, attorneys, custodians or nominees shall have been selected by the Owner Trustee with reasonable care; and (ii) may consult with counsel, accountants and other skilled professionals to be selected with reasonable care and employed by it. The Owner Trustee shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the opinion or advice of any such counsel, accountants or other such Persons and not contrary to this Agreement or any Basic Document.

     SECTION 6.8 Owner Trustee May Own Certificates and Notes. The Owner Trustee in its individual or any other capacity may become the owner or pledgee of Certificates or Notes and may deal with the Seller, the Indenture Trustee and the Servicer in transactions in the same manner as it would have if it were not the Owner Trustee.

     SECTION 6.9 Compensation and Indemnity. The Owner Trustee shall receive as compensation for its services hereunder such fees as have been separately agreed upon before the date hereof between the Seller, or any person representing the Seller, and the Owner Trustee, and the Owner Trustee shall be entitled to be reimbursed by the Servicer for its other reasonable expenses hereunder, including the reasonable compensation, expenses and disbursements of such agents, custodians, nominees, representatives, experts and counsel as the Owner Trustee may employ in connection with the exercise and performance of its rights and its duties hereunder. The Servicer shall indemnify the Owner Trustee and its successors, assigns, agents and servants in accordance with the provisions of
Section 8.02 of the Sale and Servicing Agreement. The indemnities contained in this Section 6.9 shall survive the resignation or termination of the Owner Trustee or the termination of this Agreement. Any amounts paid to the Owner Trustee pursuant to this Article VI shall be deemed not to be a part of the Owner Trust Estate immediately after such payment.

     SECTION 6.10 Replacement of Owner Trustee.

     (a) The Owner Trustee may resign at any time and be discharged from the trusts hereby created by giving 30 days' prior written notice thereof to the Servicer, provided that such resignation shall not become effective until a successor Owner Trustee has been appointed. The Servicer may appoint a successor Owner Trustee by delivering a written instrument pursuant to Section 6.10(b). If no successor Owner Trustee shall have been appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Owner Trustee may petition any court of competent jurisdiction for the appointment of a successor Owner Trustee. The Servicer shall remove the Owner Trustee if:

          (i) the Owner Trustee shall cease to be eligible in accordance with the provisions of Section 6.13 and shall fail to resign after written request therefor by the Servicer;

          (ii) the Owner Trustee shall be adjudged bankrupt or insolvent;

          (iii) a receiver or other public officer shall be appointed or take charge or control of the Owner Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation; or

          (iv) the Owner Trustee shall otherwise be incapable of acting.

     (b) If the Owner Trustee resigns or is removed or if a vacancy exists in the office of Owner Trustee for any reason the Servicer shall promptly appoint a successor Owner Trustee by written instrument, in duplicate (one copy of which instrument shall be delivered to the outgoing Owner Trustee so removed and one copy to the successor Owner Trustee) and shall pay all fees owed to the outgoing Owner Trustee.

     (c) Any resignation or removal of the Owner Trustee and appointment of a successor Owner Trustee pursuant to any of the provisions of this Section 6.10 shall not become effective until a written acceptance of appointment is delivered by the successor Owner Trustee to the outgoing Owner Trustee and the Servicer and all fees and expenses due to the outgoing Owner Trustee are paid. Any successor Owner Trustee appointed pursuant to this Section 6.10 shall be eligible to act in such capacity in accordance with Section 6.13 and, following compliance with the preceding sentence, shall become fully vested with all the rights, powers, duties and obligations of its predecessor under this Agreement, with like effect as if originally named as Owner Trustee. The Servicer shall provide notice of such resignation or removal of the Owner Trustee to each of the Rating Agencies.

     (d) The predecessor Owner Trustee shall upon payment of its fees and expenses deliver to the successor Owner Trustee all documents and statements and monies held by it under this Agreement. The Servicer and the predecessor Owner Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor Owner Trustee all such rights, powers, duties and obligations.

     (e) Upon acceptance of appointment by a successor Owner Trustee pursuant to this Section 6.10, the Servicer shall mail notice of the successor of such Owner Trustee to all Certificateholders, the Indenture Trustee, the Noteholders and the Rating Agencies .

     SECTION 6.11 Merger or Consolidation of Owner Trustee. Any corporation into which the Owner Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Owner Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Owner Trustee, shall be the successor of the Owner Trustee hereunder, provided such corporation shall be eligible pursuant to Section 6.13, and without the execution or filing of any instrument or any further act on the part of any of the parties hereto; provided, however, that the Owner Trustee shall mail notice of such merger, conversion or consolidation to the Rating Agencies.

     SECTION 6.12 Appointment of Co-Trustee or Separate Trustee.

     (a) Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirement of any jurisdiction in which any part of the Owner Trust Estate or any Financed Vehicle may at the time be located, the Servicer and the Owner Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Owner Trustee to act as co-trustee, jointly with the Owner Trustee, or as separate trustee or trustees, of all or any part of the Owner Trust Estate, and to vest in such Person, in such capacity, such title to the Trust, or any part thereof, and, subject to the other provisions of this Section 6.12, such powers, duties, obligations, rights and trusts as the Servicer and the Owner Trustee may consider necessary or desirable. If the Servicer shall not have joined in such appointment within 15 days after the receipt by it of a request so to do, the Owner Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee under this Agreement shall be required to meet the terms of eligibility as a successor trustee pursuant to
Section 6.13 and no notice of the appointment of any co-trustee or separate trustee shall be required pursuant to Section 6.10.

     (b) Each separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

          (i) all rights, powers, duties and obligations conferred or imposed upon the Owner Trustee shall be conferred upon and exercised or performed jointly by the Owner Trustee and such separate trustee or co-trustee (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Owner Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed, the Owner Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Owner Trustee;

          (ii) no trustee under this Agreement shall be personally liable by reason of any act or omission of any other trustee under this Agreement; and

          (iii) the Servicer and the Owner Trustee acting jointly may at any time accept the resignation of or remove any separate trustee or co-trustee.

     (c) Any notice, request or other writing given to the Owner Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Owner Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Owner Trustee. Each such instrument shall be filed with the Owner Trustee and a copy thereof given to the Servicer.

     (d) Any separate trustee or co-trustee may at any time appoint the Owner Trustee as its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Owner Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

     SECTION 6.13 Eligibility Requirements for Owner Trustee. The Owner Trustee shall at all times: (a) be authorized to exercise corporate trust powers; (b) have a combined capital and surplus of at least $50,000,000 and be subject to supervision or examination by federal or state authorities; and (c) have (or have a parent which has) a long-term unsecured debt rating of at least "BBB" by Standard & Poor's and have a long-term unsecured debt rating of at least "Baa3" by Moody's. If such corporation shall publish reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purpose of this Section 6.13, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Owner Trustee shall cease to be eligible in accordance with the provisions of this Section 6.13, the Owner Trustee shall resign immediately in the manner and with the effect specified in Section 6.10. At all times, the Owner Trustee or Co-trustee appointed pursuant hereto shall be a person that satisfies the provisions of Section 3807(a) of the Business Trust Statute (the "Delaware Trustee").

                                   ARTICLE VII
                         TERMINATION OF TRUST AGREEMENT

     SECTION 7.1 Termination of Trust Agreement.

     (a) This Agreement has been entered into in part to induce the Indenture Trustee and the Certificateholders from time to time to participate in the transactions contemplated hereby, and each of the Owner Trustee, the holder of the GP Interest and the Seller agree that the Indenture Trustee (so long as the Indenture shall not have been terminated in accordance with its terms) and the Certificateholders from time to time are third party beneficiaries hereof, and shall be entitled to enforce the terms of this Agreement to the same extent as if they were signatories hereto, subject, however, to Article IV hereof and to the applicable provisions of the Indenture. So long as the Indenture shall not have been terminated in accordance with its terms, this Agreement and the Trust created hereby are irrevocable by the Owner Trustee and the Seller, unless the Indenture Trustee and the Certificateholders consent in writing to such termination. This Agreement (other than Section 6.9) and the Trust shall terminate and be of no further force or effect on the earlier of: (i) the final distribution by the Owner Trustee of all monies or other property or proceeds of the Owner Trust Estate in accordance with the terms of the Indenture, the Sale and Servicing Agreement (including the exercise by the Servicer of its option to purchase the Contracts pursuant to Section 11.01 of the Sale and Servicing Agreement or resulting from the mandatory sale of all Contracts pursuant to
Section 11.02 of the Sale and Servicing Agreement) and Article V, (ii) at the time provided in Section 7.2 or (iii) twenty-one years less one day after the death of the last survivor of all of the decedents of the grandparents of David
C. Rockefeller living on the date of the earliest execution of this Agreement by any party hereto, but if this Agreement and the Trust created hereby shall be or become authorized under applicable law to be valid for a period commencing on the twenty-first anniversary of the death of such last survivor (or, without limiting the generality of the foregoing, if legislation shall become effective providing for the validity of this Agreement and the Trust created hereby for a period in gross exceeding the period for which this Agreement and the Trust created hereby are hereinabove stated to extend and be valid), then this Agreement and the Trust created hereby shall not terminate under this subsection
(iii), but shall extend to and continue in effect, but only if such non-termination and extension shall then be valid under applicable law, until the day proceeding such date as the same shall, under applicable law, cease to be valid. Upon such termination, all monies or other property or proceeds constituting part of the Owner Trust Estate shall be distributed in accordance with the terms of the Agreement. The bankruptcy, liquidation, dissolution, death or incapacity of any Certificateholder, other than the holder of the GP Interest as described in Section 7.2, shall not (x) operate to terminate this Agreement or the Trust, nor (y) entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of all or any part of the Trust or the Owner Trust Estate nor (z) otherwise affect the rights, obligations and liabilities of the parties hereto. The bankruptcy, liquidation or dissolution of the Owner Trustee (or any other beneficiary herewith) will not terminate this Agreement or the Trust, nor entitle such person's legal representatives or heirs, as appropriate, to claim an accounting or to take any action or proceeding in any court for a partition or winding up of the Trust or Owner Trust Estate, nor otherwise affect the rights, obligations and liabilities of the parties hereto. No creditor of any Certificateholder shall obtain legal title to or exercise legal or equitable remedies with respect to the Owner Trust Estate as a result of such Certificateholder's holding of the Certificate. No transfer, by operation of law or otherwise, of any right, title and interest of any Certificateholder in and to its undivided beneficial interest in the Owner Trust Estate shall operate to terminate this Agreement or the Trust created hereby.

     (b) Except as provided in Section 7.1(a), neither the Seller nor the holder of the GP Interest nor any Certificateholder shall be entitled to revoke or terminate the Trust.

     (c) Notice of any termination of the Trust, specifying the Distribution Date upon which the Certificateholders shall surrender their Certificates to the Paying Agent for payment of the final distribution and cancellation, shall be given by the Owner Trustee by letter to Certificateholders mailed within five Business Days of receipt of notice of such termination from the Servicer given pursuant to Section 11.01 of the Sale and Servicing Agreement, or within five Business Days of the Owner Trustee receiving notice of such termination from the Indenture Trustee pursuant to Section 11.02 of the Sale and Servicing Agreement, stating: (i) the Distribution Date upon or with respect to which final payment of the Certificates shall be made upon presentation and surrender of the Certificates at the office of the Paying Agent therein designated; (ii) the amount of any such final payment; and (iii) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Certificates at the office of the Paying Agent therein specified. The Owner Trustee shall give such notice to the Certificate Registrar (if other than the Owner Trustee) and the Paying Agent at the time such notice is given to Certificateholders. Upon presentation and surrender of the Certificates, the Paying Agent shall cause to be distributed to Certificateholders amounts distributable on such Distribution Date pursuant to
Section 5.2.

     (d) If all of the Certificateholders shall not surrender their Certificates for cancellation within six months after the date specified in the above mentioned written notice, the Owner Trustee shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within one year after the second notice all the Certificates shall not have been surrendered for cancellation, the Owner Trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Certificateholders concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds and other assets that shall remain subject to this Agreement. Subject to applicable laws with respect to escheat of funds, any funds remaining in the Trust after exhaustion of such remedies in the preceding sentence shall be deemed property of the holder of the GP Interest and distributed by the Owner Trustee to the holder of the GP Interest.

     (e) Upon the winding up of the Trust and its termination, the Owner Trustee shall cause the Certificate of Trust to be canceled by filing a certificate of cancellation with the Secretary of State in accordance with the provisions of
Section 3810 of the Business Trust Statute.

     SECTION 7.2 Dissolution upon Bankruptcy of the Holder of the GP Interest. Upon the occurrence of an Insolvency Event with respect to the holder of the GP Interest, this Agreement and the Trust shall be terminated and the Contracts liquidated in accordance with Section 7.1 unless, within 90 days after such occurrence, the Owner Trustee shall have received written instructions from (a) each of the Certificateholders (other than the holder of the GP Interest) and
(b) each of the Noteholders, to the effect that each such party disapproves of the liquidation of the Contracts and termination of the Trust. Promptly after the occurrence of any Insolvency Event with respect to the holder of the GP
Interest: (i) the holder of the GP Interest shall give the Indenture Trustee and the Owner Trustee written notice of such Insolvency Event; (ii) the Owner Trustee shall, upon the receipt of such written notice from the holder of the GP Interest, give prompt written notice to the Certificateholders and the Indenture Trustee of the occurrence of such event and (iii) the Indenture Trustee shall, upon receipt of written notice of such Insolvency Event from the Owner Trustee or the holder of the GP Interest, give prompt written notice to the Noteholders of the occurrence of such event; provided, however, that any failure to give a notice required by this sentence shall not prevent or delay in any manner a termination of the Trust pursuant to the first sentence of this Section 7.2. If no such instructions are received within such 90-day period, the Owner Trustee shall direct the Indenture Trustee promptly to sell the assets of the Trust (other than the Designated Accounts and the Cash Collateral Account) in a commercially reasonable manner and on commercially reasonable terms. The proceeds of any such sale, disposition or liquidation of the assets of the Trust shall be treated as collections on the Contracts and deposited in the Collection Account pursuant to Section 5.02 of the Sale and Servicing Agreement.

                                  ARTICLE VIII
                                   AMENDMENTS

     SECTION 8.1 Amendments Without Consent of Certificateholders or Noteholders. This Agreement may be amended by the Seller and the Owner Trustee without the consent of any of the Noteholders or the Certificateholders (but with prior written notice to each of the Rating Agencies and in the case of clauses (iii) and (vi), satisfaction of the Rating Agency Condition), to (i) correct manifest error or cure any ambiguity, (ii) correct or supplement any provision in this Agreement that may be inconsistent with any other provision in this Agreement, (iii) add or amend any provision as requested by Moody's or Standard & Poor's to maintain or improve the rating of the Notes or Certificates, (iv) add to the covenants, restrictions or obligations of the Seller, the holder of the GP Interest, the Owner Trustee or the Indenture Trustee, (v) evidence and provide for the acceptance of the appointment of a successor trustee with respect to the Owner Trust Estate and add to or change any provisions as shall be necessary to facilitate the administration of the trusts hereunder by more than one trustee pursuant to Article VI and (vi) add, change or eliminate any other provision of this Agreement provided that an amendment pursuant to this clause (vi), as evidenced by an Opinion of Counsel, does not adversely affect in any material respect the interests of the Noteholders or the Certificateholders.

     SECTION 8.2 Amendments With Consent of Certificateholders and Noteholders. This Agreement may be amended from time to time by the Seller and the Owner Trustee with the consent of Noteholders whose Notes evidence not less than a majority of the aggregate outstanding amount of the Notes as of the close of the preceding Distribution Date and the consent of Certificateholders whose Certificates evidence not less than a majority of the Certificate Balance as of the close of the preceding Distribution Date (which consent, whether given pursuant to this Section 8.2 or pursuant to any other provision of this Agreement, shall be conclusive and binding on such Person and on all future Holders of such Notes or Certificates and of any Notes or Certificates issued upon the transfer thereof or in exchange thereof or in lieu thereof whether or not notation of such consent is made upon the Notes or Certificates) for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement, or of modifying in any manner the rights of the Noteholders or the Certificateholders; provided, however, that no such amendment shall (a) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on Contracts, or distributions that shall be required to be made on any Note or Certificate, any Contract Rate, the Pass Through Rate or the Class A Rate or (b) reduce the aforesaid percentage required to consent to any such amendment, without the consent of the holders of all Notes and all of the Certificate Balance with respect to Certificates then outstanding. The Owner Trustee shall furnish notice to each of the Rating Agencies prior to obtaining consent to any proposed amendment under this Section 8.2.

     SECTION 8.3 Form of Amendments.

     (a) Promptly after the execution of any amendment, supplement or consent pursuant to Section 8.1 or 8.2, the Owner Trustee shall furnish written notification of the substance of such amendment or consent to each Certificateholder and the Indenture Trustee.

     (b) It shall not be necessary for the consent of Certificateholders, the Noteholders or the Indenture Trustee pursuant to Section 8.2 to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents (and any other consents of Certificateholders provided for in this Agreement or in any other Basic Document) and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable requirements as the Owner Trustee may prescribe.

     (c) Promptly after the execution of any amendment to the Certificate of Trust, the Owner Trustee shall cause the filing of such amendment with the Secretary of State.

     (d) Prior to the execution of any amendment to this Agreement or the Certificate of Trust, the Owner Trustee shall be entitled to receive and rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement. The Owner Trustee may, but shall not be obligated to, enter into any such amendment which affects the Owner Trustee's own rights, duties or immunities under this Agreement or otherwise.

                                   ARTICLE IX
                                  MISCELLANEOUS

     SECTION 9.1 No Legal Title to Owner Trust Estate. The Certificateholders shall not have legal title to any part of the Owner Trust Estate. The Certificateholders shall be entitled to receive distributions with respect to their undivided ownership interest therein only in accordance with Articles V and VII. No transfer, by operation of law or otherwise, of any right, title, and interest of the Certificateholders to and in their ownership interest in the Owner Trust Estate shall operate to terminate this Agreement or the trusts hereunder or entitle any transferee to an accounting or to the transfer to it of legal title to any part of the Owner Trust Estate.

     SECTION 9.2 Limitations on Rights of Others. Except for Section 2.7, the last sentence of Section 5.2(a) and Section 9.12, the provisions of this Agreement are solely for the benefit of the Owner Trustee, the Seller, the Certificateholders, the Servicer and, to the extent expressly provided herein, the Indenture Trustee and the Noteholders, and nothing in this Agreement, whether express or implied, shall be construed to give to any other Person any legal or equitable right, remedy or claim in the Owner Trust Estate or under or in respect of this Agreement or any covenants, conditions or provisions contained herein.

     SECTION 9.3 Notices.

     (a) All demands, notices and communications upon or to the Seller, the Servicer, the Indenture Trustee, the Owner Trustee or the Rating Agencies under this Agreement shall be in writing personally delivered, sent by electronic facsimile (with hard copy to follow via first class mail), provided, however, receipt of such is acknowledged by return facsimile or otherwise in writing, or mailed by certified mail-return receipt requested, and shall be deemed to have been duly given upon receipt (a) in the case of the Seller, at the following address: 650 CIT Drive, Livingston, N.J. 07039, (b) in the case of the Servicer, at the following address: 650 CIT Drive, Livingston, N.J. 07039, (c) in the case of the Indenture Trustee, at its Corporate Trust Office, (d) in the case of the Trust or the Owner Trustee, to the Owner Trustee at its Corporate Trust Office, with a copy to _______________________________at __________________, ________,
__ _____, attn: _____________, (e) in the case of Moody's Investors Service, Inc., to Moody's Investors Service, Inc., ABS Monitoring Department, 99 Church Street, New York, New York 10007 and (f) in the case of Standard & Poor's

Corporation, to Standard & Poor's Corporation, 26 Broadway (15th Floor), New York, New York 10004, Attention: Asset Backed Surveillance Department, or at such other address as shall be designated by such Person in a written notice to the other parties to this Agreement.

     (b) Any notice required or permitted to be given to a Certificateholder shall be given by first-class mail, postage prepaid, at the address of such Holder as shown in the Certificate Register. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Certificateholder receives such notice.

     SECTION 9.4 Severability. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the holders thereof.

     SECTION 9.5 Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.

     SECTION 9.6 Successors and Assigns. All covenants and agreements contained herein shall be binding upon, and inure to the benefit of, the Seller, the Owner Trustee and each Certificateholder and their respective successors and permitted assigns, all as herein provided. Any request, notice, direction, consent, waiver or other instrument or action by a Certificateholder shall bind the successors and assigns of such Certificateholder.

     SECTION 9.7 No Petition Covenant. Notwithstanding any prior termination of this Agreement, the Trust (or the Owner Trustee on behalf of the Trust), each Certificateholder or Certificate Owner, the Indenture Trustee and each Noteholder or Note Owner shall not, prior to the date which is one year and one day after the termination of this Agreement with respect to the holder of the GP Interest or the Seller, acquiesce, petition or otherwise invoke or cause the holder of the GP Interest to invoke the process of any court or governmental authority for the purpose of commencing or sustaining a case against the holder of the GP Interest or the Seller under any federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the holder of the GP Interest or the Seller or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the holder of the GP Interest or the Seller.

     SECTION 9.8 No Recourse. Each Certificateholder by accepting a Certificate acknowledges that such Certificateholder's Certificates represent beneficial interests in the Trust only and do not represent interests in or obligations of the Seller, the holder of the GP Interest, the Servicer, the Owner Trustee, the Indenture Trustee or any Affiliate thereof and no recourse may be had against such parties or their assets, except as may be expressly set forth or contemplated in this Agreement, the Certificates or the Basic Documents.

     SECTION 9.9 Headings. The headings of the various Articles and Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

     SECTION 9.10 Governing Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

     SECTION 9.11 Certificate Transfer Restrictions.

     The Certificates may not be acquired by or for the account of (i) an employee benefit plan (as defined in Section 3(3) of ERISA) that is subject to the provisions of Title I of ERISA, (ii) a plan described in Section 4975(e)(1) of the Code or (iii) any entity whose underlying assets include plan assets by reason of a plan's investment in the entity (each, a "Benefit Plan"). By accepting and holding a Certificate, the Holder thereof and the Certificate Owner shall each be deemed to have represented and warranted that it is not a Benefit Plan and not subject to the foregoing limitation.

     SECTION 9.12 Indemnification by the Servicer. The Owner Trustee further acknowledges and accepts the conditions and limitations with respect to the Servicer's obligation to indemnify, defend and hold the Owner Trustee harmless as set forth in Section 8.02 of the Sale and Servicing Agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this Trust Agreement to be duly executed by their respective officers hereunto duly authorized, as of the day and year first above written



                                                 ------------------------------,
                                                 as Owner Trustee



                                                 By:
                                                     ---------------------------
                                                     Name:
                                                     Title:


                                                 THE CIT GROUP SECURITIZATION
                                                 CORPORATION II



                                                 By:
                                                     ---------------------------
                                                     Name:
                                                     Title:


Accepted and Agreed
with respect to the
provisions relating to
the intended holder of
the GP Interest:


[                     ]




By:
    ---------------------------
    Name:
    Title:

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----



ARTICLE I  DEFINITIONS AND INCORPORATION BY REFERENCE ...................... 1
     SECTION 1.1  Definitions .............................................. 1

ARTICLE II   ORGANIZATION .................................................. 1
     SECTION 2.1  Name ..................................................... 1
     SECTION 2.2  Office ................................................... 1
     SECTION 2.3  Purposes and Powers ...................................... 1
     SECTION 2.4  Appointment of Owner Trustee ............................. 2
     SECTION 2.5  Initial Capital Contribution of Owner Trust Estate ....... 2
     SECTION 2.6  Declaration of Trust ..................................... 2
     SECTION 2.7  Transfer of Interest to [            ];
          Liability of [            ] ...................................... 3
     SECTION 2.8 Title of Trust Property ................................... 4
     SECTION 2.9 Situs of Trust ............................................ 4
     SECTION 2.10 Representations and Warranties of the Seller ............. 4
     SECTION 2.11 Representations and Warranties of the GP Interest ........ 5
     SECTION 2.12 Tax Treatment ............................................ 6

ARTICLE III  THE CERTIFICATES .............................................. 6
     SECTION 3.1 Initial Certificate Ownership ............................. 6
     SECTION 3.2 Form of the Certificates .................................. 6
     SECTION 3.3 Execution, Authentication and Delivery .................... 7
     SECTION 3.4 Registration; Registration of Transfer and
          Exchange of Certificates ......................................... 7
     SECTION 3.5 Mutilated; Destroyed; Lost or Stolen Certificates ......... 8
     SECTION 3.6 Persons Deemed Certificateholders ......................... 9
     SECTION 3.7 Access to List of Certificateholders'
          Names and Addresses .............................................. 9
     SECTION 3.8 Maintenance of Corporate Trust Office ..................... 10
     SECTION 3.9 Appointment of Paying Agent ............................... 10
     SECTION 3.10 Disposition by the Holder of the GP Interest ............. 11
     SECTION 3.11 Book-Entry Certificates .................................. 11
     SECTION 3.12 Notices to Depository .................................... 12
     SECTION 3.13 Definitive Certificates .................................. 12
     SECTION 3.14 Seller as Certificateholder .............................. 12

ARTICLE IV  ACTIONS BY OWNER TRUSTEE ....................................... 12
     SECTION 4.1 Prior Notice to Certificateholders with Respect to Certain Matters ............................................... 12
     SECTION 4.2 Action by Certificateholders with Respect
          to Certain Matters ............................................... 13

     SECTION 4.3 Action by Certificateholders with Respect to Bankruptcy ... 13
     SECTION 4.4 Restrictions on Certificateholders' Power ................. 14
     SECTION 4.5 Majority Control .......................................... 14

ARTICLE V  APPLICATION OF TRUST FUNDS; CERTAIN DUTIES ...................... 14
     SECTION 5.1 Establishment of Accounts ................................. 14
     SECTION 5.2 Application of Trust Funds ................................ 15
     SECTION 5.3 Method of Payment ......................................... 16
     SECTION 5.4 Accounting and Reports to the Certificateholders.
          The Internal Revenue Service and Others .......................... 16
     SECTION 5.5 Signature on Returns; Tax Matters Partner ................. 16

ARTICLE VI THE OWNER TRUSTEE ............................................... 16
     SECTION 6.1 Duties of Owner Trustee ................................... 16
     SECTION 6.2 Rights of Owner Trustee ................................... 18
     SECTION 6.3 Acceptance of Trusts and Duties ........................... 18
     SECTION 6.4 Action Upon Instruction by Certificateholders ............. 19
     SECTION 6.5 Furnishing of Documents ................................... 20
     SECTION 6.6 Representations and Warranties of Owner Trustee ........... 20
     SECTION 6.7 Reliance; Advice of Counsel ............................... 21
     SECTION 6.8 Owner Trustee May Own Certificates and Notes .............. 21
     SECTION 6.9 Compensation and Indemnity ................................ 22
     SECTION 6.10 Replacement of Owner Trustee ............................. 22
     SECTION 6.11 Merger or Consolidation of Owner Trustee ................ 23
     SECTION 6.12 Appointment of Co-Trustee or Separate Trustee ............ 23
     SECTION 6.13 Eligibility Requirements for Owner Trustee ............... 24

ARTICLE VII TERMINATION OF TRUST AGREEMENT ................................. 25
     SECTION 7.1 Termination of Trust Agreement ........................... 25
     SECTION 7.2 Dissolution upon Bankruptcy of the Holder of
          the GP Interest .................................................. 27

ARTICLE VIII  AMENDMENTS ................................................... 27
     SECTION 8.1 Amendments Without Consent of Certificateholders
          or Noteholders ................................................... 27
     SECTION 8.2 Amendments With Consent of Certificateholders
          or Noteholders ................................................... 28
     SECTION 8.3 Form of Amendments ........................................ 28

ARTICLE IX  MISCELLANEOUS .................................................. 29
     SECTION 9.1 No Legal Title to Owner Trust Estate ...................... 29
     SECTION 9.2 Limitations on Rights of Others ........................... 29
     SECTION 9.3 Notices ................................................... 29

     SECTION 9.4 Severability .............................................. 30
     SECTION 9.5 Counterparts .............................................. 30
     SECTION 9.6 Successors and Assigns .................................... 30
     SECTION 9.7 No Petition Covenant ...................................... 30
     SECTION 9.8 No Recourse ............................................... 30
     SECTION 9.9 Headings .................................................. 31
     SECTION 9.10 Governing Law ............................................ 31
     SECTION 9.11 Certificate Transfer Restrictions ........................ 31
     SECTION 9.12 Indemnification by the Servicer .......................... 31

                                                                       EXHIBIT A
NUMBER ______                                                $ _________________
                                                             CUSIP NO. _________

                       SEE REVERSE FOR CERTAIN DEFINITIONS

     UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

     NO INTEREST IN THIS CERTIFICATE MAY BE ACQUIRED BY OR FOR THE ACCOUNT OF
(i) AN "EMPLOYEE BENEFIT PLAN" (AS DEFINED IN SECTION 3(3) OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, ("ERISA")) THAT IS SUBJECT TO THE PROVISIONS OF TITLE I OF ERISA, (ii) A PLAN DESCRIBED IN SECTION 4975(e)(1) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (INCLUDING, WITHOUT LIMITATION, INDIVIDUAL RETIREMENT ACCOUNTS AND KEOGH PLANS), OR (iii) ANY ENTITY WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF A PLAN'S INVESTMENT IN THE ENTITY. BY ACCEPTING AND HOLDING THIS CERTIFICATE, THE HOLDER HEREOF AND THE CERTIFICATE OWNER SHALL EACH BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT IT IS NOT A BENEFIT PLAN.

     PURSUANT TO THE TRUST AGREEMENT (AS DEFINED BELOW), [               ] ("GP
CORP") SHALL RETAIN BENEFICIAL AND RECORD OWNERSHIP OF CERTIFICATES REPRESENTING AT LEAST 1% OF THE CERTIFICATE BALANCE, AND ANY ATTEMPTED TRANSFER OF THIS CERTIFICATE THAT REDUCES THE BENEFICIAL AND RECORD INTEREST OF GP CORP TO BELOW 1% OF THE CERTIFICATE BALANCE SHALL BE VOID.

                            CIT RV OWNER TRUST 1996-A

                         ____% ASSET BACKED CERTIFICATE

evidencing a fractional undivided interest in the Trust, as defined below, the property of which includes a pool of retail installment sale contracts secured by new and used recreational vehicles and sold to the Trust by The CIT Group Securitization Corp II (This Certificate does not represent an interest in or obligation of The CIT Group Securitization Corporation II, The CIT Group/Sales Financing, Inc. or The CIT Group Holdings, Inc. or any of their respective affiliates, except to the extent described below.)

     THIS CERTIFIES THAT ___________ is the registered owner of a nonassessable, fully-paid, fractional undivided interest in CIT RV Owner Trust 1996-A (the "Trust") formed by The CIT Group Securitization Corporation II, a Delaware corporation.

     The Trust was created pursuant to a Trust Agreement, dated as of February 1, 1996 (as amended and supplemented from time to time, the "Trust Agreement"), between the Seller and ______________________________, as owner trustee (the "Owner Trustee"), a summary of certain of the pertinent provisions of which is set forth below. To the extent not otherwise defined herein, the capitalized terms used herein have the meanings assigned to them in the Trust Agreement.

     This Certificate is one of the duly authorized Certificates designated as ____% Asset Backed Certificates" (the "Certificates"). This Certificate is issued under and is subject to the terms, provisions and conditions of the Trust Agreement, to which Trust Agreement the holder of this Certificate by virtue of the acceptance hereof assents and by which such holder is bound. The property of the Trust includes a pool of simple interest retail installment sale contracts (the "Contracts") secured by the new and used recreational vehicles financed thereby (the "Financed Vehicles"), certain monies received under the Initial Contracts on and after February 1, 1996 (the "Initial Cut-off Date") or under the Subsequent Contracts as of the related Subsequent Cut-off Date, security interests in the Initial Financed Vehicles, the Collection Account, the Cash Collateral Account, the Note Distribution Account, the Certificate Distribution Account, the Capitalized Interest Account and the Pre-Funding Account, in each case together with the proceeds thereof (except for investment earnings on the Cash Collateral Account), the proceeds from claims under certain insurance policies in respect of individual Initial Financed Vehicles or the related Obligors and certain rights under the Sale and Servicing Agreement. The rights of the holders of the Certificates are subordinated to the rights of the holders of the Notes, as set forth in the Sale and Servicing Agreement.

     Under the Trust Agreement, there shall be distributed on the 15th day of each month or, if such 15th day is not a Business Day, the next Business Day, commencing on _________ 15, 1996 (each, a "Distribution Date"), to the person in whose name this Certificate is registered on the related Record Date (as defined below), such Certificateholder's fractional undivided interest in the amount of interest and principal to be distributed to Certificateholders on such Distribution Date. On each Distribution Date interest on this Certificate shall be distributed in an amount equal to one-twelfth of the product of the rate per annum shown above and the outstanding principal amount of this Certificate as of the preceding Distribution Date after giving effect to all payments of principal and other reductions in the principal amount of this Certificate to be made on such Distribution Date (or in the case of the first Distribution Date the original outstanding principal amount of this Certificate). The "Record Date," with respect to any Distribution Date, means the close of business on the day immediately preceding such Distribution Date, or if Definitive Certificates are issued, the last day of the month immediately preceding the month in which such Distribution Date occurs.

     The distributions in respect of principal and interest on this Certificate are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. All payments made by the Trust with respect to this Certificate shall be applied first to interest due and payable on this Certificate as provided above and then to the unpaid distributions in respect of principal on this Certificate.

     The holder of this Certificate acknowledges and agrees that its rights to receive distributions in respect of this Certificate are subordinated to the rights of the Noteholders as and to the extent described in the Sale and Servicing Agreement and the Indenture.

     It is the intent of the Seller, the Servicer and the Certificateholders that, for purposes of federal income, state and local income and franchise taxes and any other taxes imposed upon, measured by or based upon gross or net income, the Trust shall be treated as a partnership. Except as otherwise required by appropriate taxing authorities, the Seller and the other Certificateholders by acceptance of a Certificate, agree to treat, and to take no action inconsistent with the treatment of, the Certificates for such tax purposes as interests in such partnership.

     Each Certificateholder or Certificate Owner, by its acceptance of a Certificate or, in the case of a Certificate Owner, a beneficial interest in a Certificate, covenants and agrees that such Certificateholder or Certificate Owner, as the case may be, shall not, prior to the date which is one year and one day after the termination of the Trust Agreement, acquiesce, petition or otherwise invoke or cause the Seller, the Issuer or the holder of the GP Interest to invoke the process of any court or governmental authority for the purpose of commencing or sustaining a case against the Seller, the Issuer or the holder of the GP Interest under any federal or state bankruptcy, insolvency, reorganization or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Seller, the Issuer or the holder of the GP Interest or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Seller, the Issuer or the holder of the GP Interest.

     Distributions on this Certificate shall be made as provided in the Trust Agreement by the Owner Trustee by wire transfer or check mailed to the Certificateholder of record in the Certificate Register without the presentation or surrender of this certificate or the making of any notation hereon, except that with respect to Certificates registered on the Record Date in the name of the nominee of the Depository (initially, such nominee to be Cede & Co.), payments shall be made by wire transfer in immediately available funds to the account designated by such nominee. Except as otherwise provided in the Trust Agreement and notwithstanding the above, the final distribution on this Certificate shall be made after due notice by the Owner Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office maintained for such purpose by the Owner Trustee.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     Unless the certificate of authentication hereon shall have been executed by an authorized officer of the Owner Trustee by manual signature, this Certificate shall not entitle the holder hereof to any benefit under the Trust Agreement or the Sale and Servicing Agreement or be valid for any purpose.

     THIS CERTIFICATE SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

     IN WITNESS WHEREOF, the Owner Trustee, on behalf of the Trust and not in its individual capacity, has caused this Certificate to be duly executed.


          CIT RV OWNER TRUST 1996-A

          BY:                                    ,
                 --------------------------------
                 not in its individual capacity,
                 but solely as Owner Trustee


          By:
                 --------------------------
                 Name:
                 Title:


          Dated:
                 -------------------------


                  OWNER TRUSTEE'S CERTIFICATE OF AUTHENTICATION

     This is one of the Certificates referred to in the within-mentioned Trust Agreement.




------------------------------                   ------------------------------
not in its individual                            not in its individual
capacity but solely                              capacity but solely
as Owner Trustee                                 as Owner Trustee




By:                                              By:
     --------------------------                       -------------------------
     Name:
                                                      -------------------------
     Title:                                                          , as
                                                      ----------------
                                                      authenticating agent

                             REVERSE OF CERTIFICATE

     The Certificates do not represent an obligation of, or an interest in, the Seller, the Servicer, The CIT Group Holdings, Inc., the holder of the GP Interest, the Indenture Trustee, the Owner Trustee, the Cash Collateral Depositor or any affiliates of any of them and no recourse may be had against such parties or their assets, except as may be expressly set forth or contemplated herein or in the Trust Agreement or the Basic Documents. In addition, this Certificate is not guaranteed by any governmental agency or instrumentality and is limited in right of payment to certain collections and recoveries with respect to the Contracts (and certain other amounts), all as more specifically set forth herein and in the Trust Agreement and the Sale and Servicing Agreement. A copy of each of the Sale and Servicing Agreement and the Trust Agreement may be examined during normal business hours at the principal office of the Seller, and at such other places, if any, designated by the Seller, by any Certificateholder upon written request.

     The Trust Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Seller and the rights of the Certificateholders under the Trust Agreement at any time by the Seller and the Owner Trustee with the consent of the Holders of the Notes evidencing not less than a majority of the aggregate outstanding amount of the Notes as of the close of the preceding Distribution Date and the consent of Certificateholders whose Certificates evidence not less than a majority of the Certificate Balance as of the close of the preceding Distribution Date. Any such consent by the Holder of this Certificate shall be conclusive and binding on such holder and on all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Trust Agreement also permits the amendment thereof, in certain circumstances, without the consent of the Holders of any of the Certificates or the Notes.

     As provided in the Trust Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies of the Certificate Registrar maintained by the Owner Trustee for such purposes, accompanied by a written instrument of transfer in form satisfactory to the Owner Trustee and the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing and thereupon one or more new Certificates of authorized denominations evidencing the same aggregate interest in the Trust will be issued to the designated transferee. The initial Certificate Registrar appointed under the Trust Agreement is ______________________________.

     The Certificates are issuable only as registered Certificates without coupons in denominations of $20,000 or integral multiples of $1,000 in excess thereof; provided, however, that one Certificate may be issued in a denomination other than an integral multiple of $1,000 such that the holder of the GP Interest may be issued at least 1% of the Certificate Balance (as described in the Trust Agreement). As provided in the Trust Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of authorized denominations evidencing the same aggregate denomination, as requested by the Holder surrendering the same; provided, however, that no Certificate may be subdivided such that the denomination of any resulting Certificate is less than $20,000. No service charge shall be made for any such registration of transfer or exchange, but the Owner Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge payable in connection therewith.

     The Owner Trustee, the Certificate Registrar and any agent of the Owner Trustee or the Certificate Registrar may treat the person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Owner Trustee, the Certificate Registrar or any such agent shall be affected by any notice to the contrary.

     The obligations and responsibilities created by the Trust Agreement and the Trust created thereby shall terminate upon the payment to Certificateholders of all amounts required to be paid to them pursuant to the Trust Agreement and the Sale and Servicing Agreement and the disposition of all property held as part of the Trust. CITSF may at its option purchase the Contracts at a price specified in the Sale and Servicing Agreement, and such purchase of the Contracts shall effect early retirement of the Certificates; provided, however, that such right of purchase is exercisable on any Distribution Date following any Record Date as of which the Pool Balance is 10% or less of the Initial Pool Balance. In addition, within ten days following a Distribution Date as of which the Pool Balance is 5% or less of the Initial Pool Balance an auction sale of the remaining Contracts will be conducted (in each case, as described in the Sale and Servicing Agreement) and such auction shall effect early retirement of the Certificates.

                                   ASSIGNMENT

     FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY
OR OTHER IDENTIFYING NUMBER
OF ASSIGNEE


------------------------------------------------------------------------------
(Please print or type name and address, including postal zip code, of assignee)


------------------------------------------------------------------------------
the within Certificate, and all rights thereunder, hereby irrevocably constituting and appointing


                                                                       Attorney
----------------------------------------------------------------------
to transfer said Certificate on the books of the Certificate Registrar, with full power of substitution in the premises.


Dated:                                                                        *
      --------------                                     ---------------------


Signature Guaranteed:
                     ----------------------------

* NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Certificate in every particular, without alteration, enlargement or any change whatever. Such signature must be guaranteed by a member firm of the New York Stock Exchange or a commercial bank or trust company.

                                                                       EXHIBIT B
                             CERTIFICATE OF TRUST OF
                            CIT RV OWNER TRUST 1996-A

     THIS Certificate of Trust of CIT RV Owner Trust 1996-A (the "Trust"), dated as of February 1, 1996, is being duly executed and filed by _______________________________, a Delaware banking corporation, as trustee, to form a business trust under the Delaware Business Trust Act (12 Del. C. 3801 et seq.).

     1. Name. The name of the business trust formed hereby is CIT RV Owner Trust 1996-A.

     2. Delaware Trustee. The name and business address of the Trust resident in the State of Delaware is
                          ----------------------------- -------------------,

----------, -- -----.

     3. This Certificate of Trust shall be effective as of ________ __, 1996.

     IN WITNESS WHEREOF, the undersigned, being the trustee of the Trust, has executed this Certificate of Trust as of the date first-above written.

          _______________________________, not in its individual capacity but solely as Owner Trustee under a Trust Agreement dated as of February 1,
     1996


     By:
         ----------------------------------------
         Name:
         Title: